EXHIBIT 99.1

Introduction
The following Unaudited Pro Forma Combined Condensed Statements of Operations (“pro forma financial information”) are based on the historical consolidated financial statements and the accompanying notes of The Dow Chemical Company (the “Company” or “Dow”) and Rohm and Haas Company (“Rohm and Haas”) and have been prepared to illustrate the effects of the Company’s acquisition of Rohm and Haas, assuming the acquisition was consummated on January 1, 2008. No pro forma balance sheet is included as the acquisition is already reflected in the Company’s balance sheet at June 30, 2009.

The accompanying pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 20, 2009; the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 4, 2009;  the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 3, 2009; as well as the historical financial statements and the accompanying notes of Rohm and Haas for the three years ended December 31, 2008, 2007 and 2006, and for the quarter ended March 31, 2009, included in the Current Report on Form 8-K/A filed with the SEC on May 5, 2009.

The pro forma financial information, which was prepared in accordance with Article 11 of Regulation S-X, is not necessarily indicative of the results of operations that would have actually occurred had the acquisition been completed as of the dates indicated, nor is it indicative of the future operating results of the combined company. The pro forma financial information does not reflect future nonrecurring charges resulting from the acquisition, or future events that may occur after the acquisition of Rohm and Haas, including the potential realization of operating cost savings (synergies) or restructuring activities, except as reflected in the historical financial statements, or other costs related to the planned integration of Rohm and Haas, and does not consider potential impacts of current market conditions on revenues, expense efficiencies or asset dispositions (with the exception of the Rohm and Haas salt business and divestitures required by the United States Federal Trade Commission (“FTC”)).

Transaction Background
On April 1, 2009, the Company completed the acquisition of Rohm and Haas. Pursuant to the July 10, 2008 Agreement and Plan of Merger (the “Merger Agreement”), Ramses Acquisition Corp., a direct, wholly owned subsidiary of the Company, merged with and into Rohm and Haas (the “Merger”), with Rohm and Haas continuing as the surviving corporation and a direct, wholly owned subsidiary of the Company.

The Company pursued the acquisition of Rohm and Haas to make the Company a leading specialty chemicals and advanced materials company, combining the two organizations’ best-in-class technologies, broad geographic reach and strong industry channels to create a business portfolio with significant growth opportunities.

Pursuant to the terms and conditions of the Merger Agreement, each outstanding share of Rohm and Haas common stock was converted into the right to receive cash of $78 per share, plus additional cash consideration of $0.97 per share. The additional cash consideration represented 8 percent per annum on the $78 per share consideration from January 10, 2009 to the closing of the Merger, less dividends declared by Rohm and Haas with a dividend record date between January 10, 2009 and the closing of the Merger. All options to purchase shares of common stock of Rohm and Haas granted under the Rohm and Haas stock option plans and all other equity-based compensation awards, whether vested or unvested as of April 1, 2009, became fully vested and converted into the right to receive cash of $78.97 per share, less any applicable exercise price. Total cash consideration paid to Rohm and Haas shareholders was $15.7 billion.

The Dow Chemical Company and Subsidiaries
Unaudited Pro Forma Combined Condensed Statements of Operations
For the Year Ended December 31, 2008

		Rohm and	Pro Forma		Pro Forma
In millions, except per share amounts	Dow	Haas	Adjustments	Ref.	Combined
Net Sales	$57,361	$9,563	$(1,898)	(G)	$64,641
			(385)	(H)
Cost of sales	51,913	7,165	136	(C)	57,190
			(1,639)	(G)
			(385)	(H)
Research and development expenses	1,310	327	4	(C)	1,639
			(2)	(G)
Selling, general and administrative expenses	1,966	1,138	20	(C)	3,018
			(106)	(G)
Amortization of intangibles	92	63	290	(D)	437
			(8)	(G)
Restructuring charges	839	198	(3)	(G)	1,034
Special charges	332	1	-		333
Asbestos-related credit	54	-	-		54
Equity in earnings of nonconsolidated affiliates	787	97	-		884
Sundry income (expense) - net	89	(59)	(3)	(G)	27
Interest income	86	16	(1)	(G)	101
Interest expense and amortization of debt discount	648	164	990	(I)	1,844
			42	(E)
Income from Continuing Operations Before Income Taxes	1,277	561	(1,626)		212
Provision for income taxes	651	77	(568)	(F)	160
Net Income from Continuing Operations	626	484	(1,058)		52
Net income attributable to noncontrolling interests	75	4	-		79
Net Income (Loss) from Continuing Operations Attributable to The Dow Chemical Company	551	480	(1,058)		(27)
Preferred stock dividends	-	-	340	(J)	340
Net Income (Loss) from Continuing Operations Available for The Dow Chemical Company Common Stockholders	$551	$480	$(1,398)		$(367)
Share Data
Earnings (Loss) per common share - basic	$0.59				$(0.33)
Earnings (Loss) per common share - diluted	$0.59			(K)	$(0.33)
Common stock dividends declared per share of common stock	$1.68				$1.68
Weighted-average common shares outstanding - basic	930.4		181.0	(J)	1,111.4
Weighted-average common shares outstanding - diluted	939.0		181.0	(J)	1,120.0
See accompanying Notes to the Unaudited Pro Forma Combined Condensed Statements of Operations.

For the Six-Month Period Ended June 30, 2009

		Rohm and	Pro Forma		Pro Forma
In millions, except per share amounts	Dow	Haas	Adjustments	Ref.	Combined
Net Sales	$20,363	$1,769	$(797)	(G)	$21,295
			(40)	(H)
Cost of sales	17,902	1,382	68	(C)	18,721
			(591)	(G)
			(40)	(H)
Research and development expenses	673	76	2	(C)	751
Selling, general and administrative expenses	1,106	274	10	(C)	1,340
			(50)	(G)
Amortization of intangibles	134	15	144	(D)	291
			(2)	(G)
Restructuring charges	681	2	-		683
Special Charges	100	-	-		100
Equity in earnings (losses) of nonconsolidated affiliates	187	(1)	-		186
Sundry income (expense) - net	20	(38)	(2)	(G)	(20)
Interest income	21	3	-		24
Interest expense and amortization of debt discount	679	42	62	(I)	804
			21	(E)
Income (Loss) from Continuing Operations Before Income Taxes	(684)	(58)	(463)		(1,205)
Provision (Credit) for income taxes	(273)	(25)	(160)	(F)	(458)
Net Income (Loss) from Continuing Operations	(411)	(33)	(303)		(747)
Net income (loss) attributable to noncontrolling interests	23	(2)	-		21
Net Income (Loss) from Continuing Operations Attributable to The Dow Chemical Company	(434)	(31)	(303)		(768)
Preferred stock dividends	142	-	28	(J)	170
Net Income (Loss) from Continuing Operations Available for The Dow Chemical Company Common Stockholders	$(576)	$(31)	$(331)		$(938)
Share Data
Earnings (Loss) per common share - basic	$(0.59)				$(0.85)
Earnings (Loss) per common share - diluted	$(0.59)			(K)	$(0.85)
Common stock dividends declared per share of common stock	$0.30				$0.30
Weighted-average common shares outstanding - basic	975.8		130.8	(J)	1,106.6
Weighted-average common shares outstanding - diluted	983.8		130.8	(J)	1,114.6
See accompanying Notes to the Unaudited Pro Forma Combined Condensed Statements of Operations.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

NOTE A – BASIS OF PRO FORMA PRESENTATION

The acquisition of Rohm and Haas is being accounted for in accordance with Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). In accordance with SFAS 141R, the assets acquired and the liabilities assumed have been measured based on acquisition-date fair values. The determination of the recognition and measurement of the assets acquired and liabilities assumed was based on the fair value of actual net tangible and intangible assets and liabilities of Rohm and Haas at the April 1, 2009 closing date.

The pro forma financial information, which was prepared in accordance with Article 11 of Regulation S-X, is not necessarily indicative of the results of operations that would have actually occurred had the acquisition been completed as of the dates indicated, nor is it indicative of the future operating results of the combined company. The pro forma financial information does not reflect nonrecurring charges resulting from the acquisition. The Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect future events that may occur after the acquisition of Rohm and Haas, including the potential realization of operating cost savings (synergies) or restructuring activities, except as reflected in the historical financial statements, or other costs related to the planned integration of Rohm and Haas, and do not consider potential impacts of current market conditions on revenues, expense efficiencies or asset dispositions (with the exception of the Rohm and Haas salt business and divestitures required by the FTC).

Certain Rohm and Haas amounts have been reclassified to conform with the Company’s basis of presentation.

NOTE B – PURCHASE PRICE

The calculation of the cash purchase price is as follows:

Purchase Price In millions
Purchase of all outstanding Rohm and Haas shares at $78 per share	$15,154
Additional consideration of $0.97 per share	188
Stock options and other stock-based awards	339
Total Purchase Price	$15,681

NOTE C – DEPRECIATION EXPENSE

The estimated increase in depreciation expense related to the fair value of property, plant and equipment acquired from Rohm and Haas, depreciated over an estimated average life of 9 to 25 years, is $160 million for the year ended December 31, 2008 and $80 million for the six-month period ended June 30, 2009. The increase in depreciation expense was allocated $136 million to “Cost of sales,” $4 million to “Research and development expenses,” and $20 million to “Selling, general and administrative expenses” for the year ended December 31, 2008 based on Rohm and Haas 2008 expenses. For the six-month period ended June 30, 2009, the depreciation expense was allocated $68 million to “Cost of sales,” $2 million to “Research and development expenses,” and $10 million to “Selling, general and administrative expenses.”

NOTE D – AMORTIZATION EXPENSE

The estimated increase in amortization expense related to the fair value of certain intangible assets acquired from Rohm and Haas, primarily consisting of customer lists, technology and trademarks, amortized over an estimated average life of 10 to 16 years, is $290 million for the year ended December 31, 2008 and $144 million for the six-month period ended June 30, 2009.

NOTE E – AMORTIZATION OF DEBT

The estimated increase in interest expense related to the fair value of debt acquired from Rohm and Haas is $42 million for the year ended December 31, 2008 and $21 million for the six-month period ended June 30, 2009.

NOTE F – INCOME TAXES

For purposes of this pro forma financial information, the U.S. Federal statutory tax rate of 35 percent has been used for all periods presented. This rate is an estimate and does not take into account any possible future tax events that may result for the ongoing combined company.

NOTE G – DIVESTITURES

As a condition of the FTC’s approval of the Merger, the Company is required to divest a portion of its acrylic monomer business, a portion of its latex polymers business and its hollow sphere particle business within eight months of the closing of the Merger. Total net sales and cost of sales for these businesses amounted to approximately one percent of the Company’s 2008 net sales and cost of sales. The pro forma financial information has been prepared to reflect the divestiture of these businesses as of January 1, 2008.

On April 1, 2009, the Company announced the entry into a definitive agreement to sell the stock of Morton International, Inc. (“Morton”), the salt business of Rohm and Haas, to K+S Aktiengesellschaft. The transaction is subject to customary closing conditions, including regulatory approval, and is expected to close in 2009. The Unaudited Pro Forma Combined Condensed Statements of Operations have been prepared to reflect the sale of the salt business effective January 1, 2008. The transaction values Morton at $1,675 million, with proceeds subject to customary post-closing adjustments. For purposes of the pro forma financial information, estimated net after-tax proceeds of $1,570 million have been applied to reduce the Term Loan balance (see Note I).

NOTE H – INTERCOMPANY TRANSACTIONS

Pro forma adjustments have been made to eliminate sales and the corresponding cost of sales between the Company and Rohm and Haas in the Unaudited Pro Forma Combined Condensed Statements of Operations. The impact of these transactions was immaterial to the Company.

NOTE I – DEBT FINANCING

For purposes of the pro forma financial information, it is assumed that the financing arrangements in place at August 14, 2009 were in place at January 1, 2008.

Debt financing for the acquisition was provided by a $9.2 billion draw on a Term Loan Agreement (“Term Loan”) on April 1, 2009. The Term Loan matures on April 1, 2010, provided however, that the original maturity date may be extended for an additional year at the option of the Company, for a maximum outstanding balance of $8.0 billion. The actual interest rate of the Term Loan and the resulting amounts that the Company will ultimately pay for the Term Loan can vary significantly and are dependent on the current short-term interest rates in effect, the mode of borrowing (Base Rate or Eurodollar), the Company’s actual current long-term debt rating by Moody’s and Standard & Poor’s, the outstanding amount of the Term Loan at the end of each fiscal quarter, and the Company’s progress toward key targets such as the issuance of equity financing, among other factors. At August 14, 2009, the outstanding balance on the Term Loan was $2,137 million.

For purposes of the pro forma financial information, it is assumed that the Company has applied estimated net after-tax proceeds of $1,570 million from the sale of the salt business of Rohm and Haas (see Note G) to the remaining outstanding balance of the Term Loan at January 1, 2008 for the Unaudited Pro Forma Combined Condensed Statements of Operations, and that the balance of the Term Loan will remain outstanding for the full 24-month term of the Term Loan. The Company intends to repay the Term Loan in a period shorter than 24 months through a combination of proceeds obtained through asset sales, the issuance of debt securities and/or the issuance of equity securities. The timing and amount of these transactions are unknown and may significantly change the timing of the recognition of expense and total overall cost of the financing for the acquisition.

For purposes of the Unaudited Pro Forma Combined Condensed Statements of Operations, pursuant to the agreement, it is assumed the amounts outstanding under the Term Loan bear interest at one-year LIBOR of 147.56 basis points, plus 350 basis points based on the Company’s current long-term credit rating of BBB-/Baa3. The pro forma financial information reflects interest expense related to the Term Loan of $344 million for the year ended December 31, 2008 and $118 million for the six-month period ended June 30, 2009. These amounts include the amortization of all loan origination costs over the 24-month term of the Term Loan, accelerated concurrent with payments.

The amounts that the Company will ultimately pay may vary significantly from the above assumptions and will depend on the Company’s actual credit rating, the actual amount outstanding under the Term Loan at the end of each fiscal quarter, credit received from the Rating Agencies for equity financing, the actual amount and terms of permanent debt and/or equity financing, the actual LIBOR rate, and the status of any potential asset sales, among other factors. A drop in the Company’s long-term credit rating of one notch will increase interest expense for the Term Loan $6 million in the first year. An increase of LIBOR by 1/8 percentage point will increase interest expense for the Term Loan $1 million in the first year.

On May 7, 2009, the Company issued $6 billion of debt securities in a public offering. The offering included $1.75 billion aggregate principal amount of 7.6 percent notes due 2014; $3.25 billion aggregate principal amount of 8.55 percent notes due 2019; and $1 billion aggregate principal amount of 9.4 percent notes due 2039. Aggregate principal amount of $1.35 billion of the 8.55 percent notes due 2019 were offered by accounts and funds managed by Paulson & Co. (“Paulson”) and trusts created by members of the Haas family (“Haas Trusts”). These investors received notes from the Company in payment for 1.31 million shares of the Company’s Perpetual Preferred Stock, Series B, at par plus accrued dividends. The Company used net proceeds received from this offering for refinancing, renewals, replacements and refunding of outstanding indebtedness, including repayment of a portion of the Term Loan. For purposes of the pro forma financial information, it is assumed that this debt was issued and proceeds applied on January 1, 2008.

On August 4, 2009, the Company issued $2.75 billion of debt securities in a public offering. The offering included $250 million aggregate principal amount of floating rate notes due 2011; $1.25 billion aggregate principal amount of 4.85 percent notes due 2012; and $1.25 billion aggregate principal amount of 5.90 percent notes due 2015. The Company used net proceeds received from this offering for refinancing, renewals, replacements and refunding of outstanding indebtedness, including repayment of a portion of the Term Loan. For purposes of the pro forma financial information, it is assumed that this debt was issued and the proceeds were applied on January 1, 2008.

NOTE J – EQUITY FINANCING

Equity financing for the acquisition was provided by three series of preferred stock.

Cumulative Convertible Perpetual Preferred Stock, Series A
Equity securities in the form of Cumulative Convertible Perpetual Preferred Stock, Series A (“preferred series A”) were issued on April 1, 2009 to Berkshire Hathaway Inc. in the amount of $3 billion (3 million shares) and the Kuwait Investment Authority in the amount of $1 billion (1 million shares). The Company will pay cumulative dividends on preferred series A at a rate of 8.5 percent per annum in either cash, shares of common stock, or any combination thereof, at the option of the Company. For purposes of the pro forma financial information, it is assumed that the dividends on preferred series A will be paid in cash, resulting in an annual cash dividend payment of $340 million which is reflected in this pro forma financial information. Shareholders of preferred series A may convert all or any portion of their shares, at their option, at any time, into shares of the Company’s common stock at an initial conversion rate of 24.2010 shares of common stock for each share of preferred series A. Under certain circumstances, the Company will be required to adjust the conversion rate. On or after the fifth anniversary of the issuance date, if the common stock price exceeds $53.72 per share for any 20 trading days in a consecutive 30-day window, the Company may, at its option, at any time, in whole or in part, convert preferred series A into common stock at the then applicable conversion rate. For purposes of this pro forma financial information, it is assumed that no conversion has taken place and no changes to the conversion rate are required.

Cumulative Perpetual Preferred Stock, Series B
At the time of the Merger, the Haas Trusts and Paulson purchased from the Company Cumulative Perpetual Preferred Stock, Series B (“preferred series B”) in the amount of 2.5 million shares (Haas Trusts – 1.5 millions shares; Paulson – 1.0 million shares) for an aggregate price of $2.5 billion (Haas Trusts – $1.5 billion; Paulson – $1.0 billion). Under the terms of the preferred series B, the holders were entitled to cumulative dividends at a rate of 7 percent per annum in cash and 8 percent per annum either in cash or as an increase in the liquidation preference of preferred series B, at the Company’s option.

In May 2009, the Company entered into a purchase agreement with the Haas Trusts and Paulson, whereby the Haas Trusts and Paulson agreed to sell to the Company their shares of the preferred series B in consideration for shares of the Company’s common stock and/or notes, at the discretion of the Company. Pursuant to the purchase agreement, the Company issued 83.3 million shares of its common stock to the Haas Trusts and Paulson in consideration for the purchase of 1.2 million shares of preferred series B held by the Haas Trusts and Paulson. In a separate transaction as part of a $6 billion offering of senior notes, the Company issued $1.35 billion aggregate principal amount of 8.55 percent notes due 2019 to the Haas Trusts and Paulson in consideration for the purchase of the remaining 1.3 million shares of preferred series B at par plus accrued dividends. Upon the consummation of these transactions, all shares of preferred series B were retired.

Since all shares of preferred series B were retired prior to June 30, 2009, for purposes of this pro forma financial information, it is assumed that these shares did not exist.

Cumulative Convertible Perpetual Preferred Stock, Series C
At the time of the Merger, the Haas Trusts invested $500 million in Cumulative Convertible Perpetual Preferred Stock, Series C (“preferred series C”). On May 26, 2009, the Company entered into an underwriting agreement and filed the corresponding shelf registration statement to effect the conversion of preferred series C into the Company’s common stock in accordance with the terms of the preferred series C. Under the terms of the preferred series C, the shares of preferred series C converted into shares of the Company’s common stock at a conversion price per share of common stock based upon 95 percent of the average of the common stock volume-weighted average price for the ten trading days preceding the conversion. After ten full trading days and upon the automatic conversion of the preferred series C, the Company issued 31.0 million shares of the Company’s common stock to the Haas Trusts on June 9, 2009, and all shares of preferred series C were retired.

Since the preferred series C shares were converted into common shares prior to June 30, 2009, for purposes of this pro forma financial information, it is assumed that the preferred series C did not exist and the additional 31.0 million shares of common stock were outstanding from January 1, 2008.

Common Stock
In May 2009, the Company launched a public offering of 150.0 million shares of its common stock at a price of $15.00 per share. Included in the 150.0 million shares were 83.3 million shares issued to the Haas Trusts and Paulson in consideration for shares of preferred series B held by the Haas Trusts and Paulson. Gross proceeds were $2,250 million, of which the Company’s net proceeds (after underwriting discounts and commissions) were $966 million for the sale of the Company’s 66.7 million shares.

On May 26, 2009, the Company entered into an underwriting agreement and filed the corresponding shelf registration statement to effect the conversion of the preferred series C into shares of the Company’s common stock. On June 9, 2009, following the end of the sale period and determination of the share conversion amount, the Company issued 31.0 million shares to the Haas Trusts.

For purposes of this pro forma financial information, it is assumed that the common stock was issued on January 1, 2008.

NOTE K – EARNINGS (LOSS) PER SHARE

The calculation of pro forma diluted earnings (loss) per share in the Unaudited Pro Forma Combined Condensed Statements of Operations uses the basic weighted-average share count, as the effect of using the diluted share count would be antidilutive.

NOTE L – ACQUISITION-RELATED EXPENSES

Included in the actual 2008 results in the pro forma financial information are pretax charges totaling $89 million ($49 million Dow and $40 million Rohm and Haas) for legal expenses and other transaction costs related to the acquisition of Rohm and Haas. Included in the actual results for the six-month period ended June 30, 2009 are acquisition-related expenses totaling $167 million ($134 million Dow and $33 million Rohm and Haas). The pro forma financial information does not reflect additional acquisition-related expenses that could be incurred in future periods.

NOTE M – ESTIMATED ANNUAL COST SAVINGS

The Company expects the transaction to create $1.3 billion in estimated pretax annual cost synergies and savings including increased purchasing power for raw materials; manufacturing and supply chain work process improvements; and the elimination of redundant corporate overhead for shared services and governance. The Company also anticipates that the transaction will produce significant growth synergies through the application of each company’s innovative technologies and as a result of the combined businesses’ broader product portfolio in key industry segments with strong global growth rates. The pro forma financial information does not reflect any of these anticipated synergies.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the Company. The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the SEC. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.